SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 29, 2004
                        (Date of earliest event reported)


                                 USF CORPORATION
           (Exact name of registrant as specified in its charter)


Delaware                            0-19791                         36-3790696
(State or other jurisdiction of
incorporation or organization)  (Commission File No.)        (IRS Employer
                                                          Identification Number)

8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois          60631
(Address of principal executive offices)                       (Zip Code)

                                 (773) 824-1000
                (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The following is furnished under Item 12 of Form 8-K as an exhibit to this Current Report.

          (c) Exhibits:


Exhibit Number    Description


  99      News Release, dated January 29, 2004.

          Exhibits (furnished pursuant to Item 12)


Item 12.  Disclosure of Results of Operations and Financial Condition

          On January 29, 2004, USF Corporation ("the Company") reported its results for the Fourth Quarter of 2003 ending December 31, 2003. The Company issued a press release, the text of which is set forth in
          Exhibit 99 hereto.  This  information is being  furnished  pursuant to
          Item 12 "Disclosure of Results of Operations and Financial Condition". This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USF CORPORATION

                                           By:   /s/ Christopher L. Ellis
                                                 --------------------------
                                                 Christopher L. Ellis
                                                 Senior Vice President, Finance
                                                 & Chief Financial Officer

Date:    January 29, 2004

                              FOR IMMEDIATE RELEASE

          USF CORPORATION REPORTS FOURTH QUARTER, FULL YEAR 2003 RESULTS

(CHICAGO - January 29, 2004) USF Corporation (NASDAQ: USFC) today reported income from continuing operations of $18.7 million for the fourth quarter ended December 31, 2003, compared to $13.6 million reported for the fourth quarter ended December 31, 2002. Diluted earnings per share from continuing operations were 68 cents compared to 50 cents in last year's fourth quarter. Revenue for the fourth quarter was $546.6 million, compared to $580.7 million reported for the fourth quarter of 2002. There were 59 working days in the fourth quarter of 2003 compared to 63 working days in the fourth quarter of 2002. Revenue per working day increased 0.5% from last year's quarter. Included in the fourth quarter 2003 income from continuing operations is a $10 million pre-tax, $6.1 million after-tax, gain from the sale of the USF Red Star, Newark, New Jersey terminal. Also included in the fourth quarter 2003 income from continuing operations is a $1.0 million, pre-tax, $.6 million after tax, charge for restructuring at USF Logistics and USF's IT group.

For the total year, the Company recorded revenue from continuing operations of $2.29 billion compared to $2.25 billion for 2002. Income from continuing operations was $44 million for 2003, or $1.61 diluted earnings per share, compared to last year's income of $33 million equivalent to $1.22 diluted earnings per share.

Commenting on the results, Richard P. DiStasio, President and Chief Executive Officer of USF Corporation stated, "Our fourth-quarter results were encouraging. We continue to improve the strategic position of our business through investment in new products, people, and improved operating efficiencies. However, USF must continue to change as we increasingly focus on growth and on the implementation of our long-term strategies. In 2004 we intend to continue to strengthen our operations, improve our cost structure and raise awareness of our brand. I am proud of what our employees have been able to accomplish in 2003 and because of their determination and effort, we remain confident regarding USF's prospects for top-line growth in 2004."

CAPITAL EXPENDITURES

Capital expenditures for the quarter were approximately $17 million: $5 million for revenue equipment, $2 million for terminal facilities, $7 million for Information Technology and $3 million in other areas. Last year's fourth quarter capital expenditures were $52 million: $38 million for revenue equipment, $6 million for terminals, $7 million for Information Technology, and $1 million in other areas. Total year capital expenditures were $116 million.

FINANCIAL STRENGTH

USF ended 2003 with a strong balance sheet and approximately $122 million in cash. The Company is well positioned to take advantage of strategic growth opportunities.

ADDITIONAL QUARTERLY NEWS

o USF closed its joint venture agreement with the shareholders of Autolineas Mexicanas SA de CV (Almex), enabling the launch of a comprehensive portfolio of intra-Mexico and international transportation and logistics services under the USF MexicoSM brand. USF MexicoSM service is now available for intra-Mexico supply chain solutions and international service
     - cross-border LTL, both northbound and southbound. Subsequent first quarter 2004 launches will include truckload services, assembly & distribution services and consolidation & deconsolidation services.

o USF launched an improved public Web site designed to deliver immediate and tangible benefits to the Company and its customers. The most popular features of the previous edition of the Web site were retained and given upgrades. The site also boasts a number of technical improvements designed to provide the framework for fast deployment of even more customer-requested features currently under development.

o USF has been named by Forbes magazine as one of its Platinum 400 companies. To create the list of the best big companies in America, Forbes Magazine looked across 26 industries and found big companies with the best aggregate scores for both long- and short-term financial returns, plus other performance and valuation measures. Forbes selects the Platinum 400 from a list of over 1,000 U.S. and overseas companies with at least $1 billion in annual sales.

OPERATING STATISTICS

Copies of the Company's Operating Statistics are available on the USF home page at www.usfc.com under the heading, "USF In the News". After a period of time, these will be archived at http://ir.usfc.com/.

CONFERENCE CALL

A conference call will be held at 10:30 am CST on Friday, January 30th to discuss the results. Those wishing to participate should dial 1-888-245-7013. Callers should dial in 5 to 10 minutes prior to the start of the call. A telephone replay will also be available. To use the dial-in access, call 1-877-519-4471, PIN number 4426737 after 1:30 pm CST. The telephone replay will be available for seven days. After that time a transcript of the call will be available at http://ir.usfc.com.

A live broadcast of the conference call will be available through the Company's Web site at www.usfc.com and also www.streetevents.com. To listen to the call, please go to one of the Web sites at least fifteen minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at both Web sites. The conference call is the sole property of USF and any rebroadcast or transcription of the event without prior written consent of the Company is prohibited. The Company assumes no responsibility to update any information posted on its Web site.

USF Corporation, a $2.29 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, forward and reverse logistics, and premium regional and national truckload transportation. The Company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. The USF operating companies interact as a single system to provide services and flexibility to match the needs of their customers. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the SEC including forms 8-K, 10-Q and 10-K.

                                      # # #


Corporate Contact:
USF Corporation
James J. Hyland 773.824.2213


                                         REVENUE & OPERATING EARNINGS
                                        4th Quarter Recap 2003 vs. 2002
                                        Unaudited (Dollars in thousands)

                      Revenue     Revenue      %     Op. Earn.   Op.Earn.     %        OR      OR       OR
                        2003        2002    Change      2003        2002     Change    2003    2002    Change

USF Holland        $  232,255   $ 245,227    -5.3%   $  19,451   $ 20,104    -3.2%    91.6%   91.8%     0.2

USF Bestway            38,843      39,915    -2.7%         908      2,784    -67.4%   97.7%   93.0%    -4.7

USF Red Star           52,649      65,671   -19.8%       9,419     (2,048)     -      82.1%  103.1%    21.0

USF Reddaway           72,814      71,720     1.5%       7,370      8,987    -18.0%   89.9%   87.5%    -2.4

USF Dugan              54,323      55,650    -2.4%         982       (622)     -      98.2%  101.1%     2.9

   LTL Trucking       450,884     478,183    -5.7%      38,130     29,205     30.6%   91.5%   93.9%     2.4

USF Glen Moore         31,430      30,667     2.5%       1,402      1,319      6.3%   95.5%   95.7%     0.2

Logistics Group        67,294      74,309    -9.4%       4,005      5,353    -25.2%   94.1%   92.8%    -1.3


There were 59 working days in the fourth quarter of 2003 compared to 63 in the same period of 2002.



CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (Dollars in thousands except per share amount)



                                                                           Quarter Ended                      Year to Date
                                                                 December 31,        December 31,    December 31,    December 31,
                                                                      2003                2002            2003            2002

Revenue:
     LTL Trucking                                                  $ 450,884           $ 478,183      $1,898,668      $1,866,892
     TL Trucking                                                      31,430              30,667         128,093         114,151
     Logistics                                                        67,294              74,309         276,441         278,161
     Intercompany eliminations                                        (2,961)             (2,470)        (11,063)         (8,678)
Total revenue from operations                                        546,647             580,689       2,292,139       2,250,526

Income:
     LTL Trucking                                                     38,130              29,205         110,555         105,172
     TL Trucking                                                       1,402               1,319           4,663           5,311
     Logistics                                                         4,005               5,353           9,270          12,603
     Freight forwarding - Asia exit costs                                  -                   -               -         (12,760)(a)
     Corporate and other                                              (8,348)             (9,077)        (28,896)        (29,472)
Total income from operations                                          35,189              26,800          95,592          80,854

Non-operating income/(expenses):
     Interest expense                                                 (5,242)             (5,176)        (20,900)        (20,516)
     Interest income                                                   1,228                 937           1,867           2,708
     Other, net                                                         (342)               (254)         (1,274)         (1,054)
Net non-operating expenses                                            (4,356)             (4,493)        (20,307)        (18,862)

Income from continuing operations before income
     taxes and cumulative effects of accounting changes               30,833              22,307          75,285          61,992
Income tax expense                                                   (12,177)             (8,665)        (31,184)        (28,724)
Income from continuing operations before cumulative
     effects of accounting changes                                    18,656              13,642          44,101          33,268

Loss from discontinued operations, net of tax benefits of
     $109, $534, $239 and $6,907 respectively                           (163)               (948)           (338)        (16,978)
Loss on disposal of dicontinued operations, net of tax
     benefits of $29,060                                                   -             (13,239)              -         (13,239)
Income before cumulative effects of
     accounting changes                                               18,493                (545)         43,763           3,051
Cumulative effect of change in accounting
     for revenue recognition, net of tax benefit of $1,064                 -                   -          (1,467)              -
Cumulative effect of change in accounting
     for goodwill                                                          -                   -               -         (70,022)
Net income/(loss)                                                    $18,493             $  (545)       $ 42,296       $ (66,971)
Income per share from
     continuing operations             - Basic                        $ 0.68              $ 0.51          $ 1.62          $ 1.23
                                       - Diluted                        0.68                0.50            1.61            1.22
Loss per share from
     discontinued operations           - Basic                         (0.01)              (0.53)          (0.01)          (1.12)
                                       - Diluted                       (0.01)              (0.52)          (0.01)          (1.11)
Loss per share - cumulative effects of changes
     in accounting                     - Basic                             -                   -           (0.06)          (2.60)
                                       - Diluted                           -                   -           (0.05)          (2.56)

Net income/(loss) per share            - Basic                          0.67               (0.02)           1.55           (2.49)
                                       - Diluted                        0.67               (0.02)           1.55           (2.45)

Average shares outstanding             - Basic                    27,434,675          26,968,569      27,207,392      26,900,311
                                       - Diluted                  27,630,939          27,236,110      27,348,711      27,331,890

(a) Charges related to relinquishing our interest in Asia.